EMPLOYMENT AGREEMENT

         THIS AGREEMENT made effective as of the 10th day of March, 2004 (the "Effective Date") by and between GoAmerica, Inc., a Delaware corporation with its principal place of business at 433 Hackensack Avenue, Hackensack, New Jersey 07601 (the "Company"), and Donald Barnhart (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to secure the continued employment of the Employee in accordance with the provisions of this Agreement; and

         WHEREAS, the Employee desires and is willing to accept continued employment with the Company in accordance herewith; and

         WHEREAS, the Company and the Employee previously executed a retention letter agreement dated September 12, 2003 (the "Retention Agreement"); and

         WHEREAS, the Company and the Employee desire the Employee to take a more active role in the financial and day to day operations of the Company.
         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Term. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company pursuant to the terms and conditions of this Agreement as Vice President, Chief Financial Officer, or in such alternate position which the Company shall determine in its discretion with a title of no less than "Vice President" in an area of the Employee's competency, for an initial term commencing as of 1:00 p.m. on the Effective Date hereof and expiring on the second anniversary thereof (the "Initial Term"), unless sooner terminated in accordance with the terms hereof. On the expiration of the Initial Term and on each yearly anniversary thereof, the Agreement shall automatically renew for an additional one-year period (the "Renewal Term"), unless sooner terminated in accordance with the provisions of Section 5 or unless either party notifies the other party in writing of its intentions not to renew this Agreement not less than sixty (60) days prior to such expiration date or anniversary, as the case may be. Notwithstanding anything to the contrary in this Agreement, if either party elects prior to September 12, 2004 to terminate the Employee's employment other than for cause, the notice period shall be no less than ninety (90) days prior to termination.

2. Positions and Duties. The Employee's duties hereunder shall be those which shall be prescribed from time to time by the Board of Directors of the Company (the "Board of Directors") in accordance with the bylaws of the Company. The
Employee will hold, such other executive offices in the Company and its subsidiaries to which he may be elected, appointed or assigned by the Board of Directors from time to time and will discharge such executive duties in connection therewith. The Employee shall devote his full working time, energy and skill (reasonable absences for vacations and illness excepted), to the business of the Company as is necessary in order to perform such duties faithfully, competently and diligently; provided, however, that notwithstanding any provision in this Agreement to the contrary, the Employee shall not be precluded from devoting reasonable periods of time required for serving as a member of boards of companies which have been approved by the Board of Directors or participating in non-business organizations so long as such memberships or activities do not interfere with the performance of the Employee's duties hereunder.

3. Compensation. During the term of this Agreement, the Employee shall receive, for all services rendered to the Company hereunder, the following (hereinafter referred to as "Compensation"):

      (a) Base Salary. For the term hereof, the Employee shall be paid an annual base salary equal to $165,000. The Employee's annual base salary shall be payable in equal installments in accordance with the Company's general salary payment policies but no less frequently than monthly. Such base salary shall be reviewed, and any increases in the amount thereof shall be determined, by the Board of Directors or its compensation committee (the "Compensation Committee") at the end of each calendar year of employment during the term hereof. Such base salary may be decreased if done in conjunction with similar pro rata decreases in base salary for other executives within the Company.

      (b) Bonuses. The Employee shall be eligible for and may receive bonuses. The amount of such bonuses, if any, shall be solely within the discretion of the Board of Directors or the Compensation Committee.

      (c) Incentive Compensation. The Employee shall be eligible for awards from the Company's incentive compensation plans, including without limitation any stock option plans, applicable to high level executive officers of the Company or to key employees of the Company or its subsidiaries, in the discretion of the Board of Directors or the Compensation Committee thereof.

      (d) Automobile Allowance. The Company shall provide to the Employee a fixed automobile allowance of five hundred dollars ($500.00) per month to be used by Employee for automobile financing payments, insurance and related taxes during the term of this Agreement. In addition, automobile expenses incurred in connection with the performance of the Employee's duties hereunder with respect to tolls, gasoline and automobile maintenance are the responsibility of the Company and shall be paid by the Company.

      (e) Benefits. The Employee and his "dependents", as that term may be defined under the applicable benefit plan(s) of the Company, shall be included, to the extent eligible thereunder, in any and all plans, programs and policies which provide benefits for employees and their dependents. Such plans, programs and policies may include health care insurance, long-term disability plans, life insurance, supplemental disability insurance, supplemental life insurance, holidays and other similar or comparable benefits made available to the Company's employees.

      (f) Expenses. Subject to and in accordance with the Company's policies and procedures, the Employee hereby is authorized to incur, and, upon presentation of itemized accounts, shall be reimbursed by the Company for, any and all reasonable and necessary business-related expenses, which expenses are incurred by the Employee on behalf of the Company or any of its subsidiaries.

4.  Absences.  The Employee  shall be entitled to vacations of no less than four
(4) weeks per calendar year, absences because of illness or other incapacity, and such other absences, whether for holiday, personal time, or for any other purpose, as set forth in the Company's employment manual or current procedures and policies, as the case may be, as same may be amended from time-to-time.

5. Termination. In addition to the events of termination and expiration of this Agreement provided for in Section 1 hereof, the Employee's employment hereunder may be terminated only as follows:

      (a) Without Cause. Except as provided otherwise herein, the Company may terminate the Employee's employment hereunder without cause only upon action by the Board of Directors, and upon no less than sixty (60) days prior written notice to the Employee. Except as provided otherwise herein, the Employee may terminate employment hereunder without cause upon no less than sixty (60) days prior written notice to the Company.

      (b) For Cause, by the Company. The Company may terminate the Employee's employment hereunder for cause immediately and with prompt notice to the Employee, which cause shall be determined in good faith solely by the Board of Directors. "Cause" for termination shall include, but is not limited to, the following conduct of the Employee:

            (i) Material breach of any provision of this Agreement by the Employee, which breach shall not have been cured by the Employee within sixty
(60) days of receipt of written notice of said breach;

            (ii) Misconduct as an employee of the Company, including but not limited to: misappropriating any funds or property of the Company; attempting to willfully obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interests of the Company; or any other act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

            (iii) Unreasonable neglect or refusal to perform the duties assigned to the Employee under or pursuant to this Agreement;

            (iv) Conviction of a felony (including pleading guilty or no contest to a felony or lesser charge which results from plea bargaining); or

            (v) Any other act or omission which subjects the Company or any of its subsidiaries to substantial public disrespect, scandal or ridicule.

      (c) For Good Reason by Employee. Prior to September 12, 2004, the Employee may terminate employment hereunder for good reason upon ninety (90) days notice. From September 12, 2004 through the Term of this Agreement, the Employee may terminate employment hereunder for good reason immediately and with prompt notice to the Company. "Good Reason" for termination by the Employee shall include the following conduct of the Company:


            (i) Material breach of any provision of this Agreement by the Company, which breach shall not have been cured by the Company within sixty (60) days of receipt of written notice of said breach (changes in base salary pursuant to section 3(a) hereof shall not constitute Good Reason);


            (ii) Failure to maintain the Employee in a position commensurate with that referred to in Section 1 of this Agreement; provided however, that the Employee may be removed as Chief Financial Officer, provided further, that the Employee shall be maintained in a position with a title of no less than "Vice President" in an area of the Employee's competency; or


            (iii) A requirement that the Employee perform his duties hereunder (other than (A) business travel consistent with that required of employees with similar positions at other companies similar in size and stage of development to the Company, and (B) activities required in connection with the sale or merger of the Company, provided that such activities are not required for more than three consecutive months) at a location outside of a 50 mile radius from Hackensack, New Jersey.


      (d) The period of active employment of the Employee hereunder shall terminate automatically in the event of his death.

      (e) Disability. In the event that the Employee shall be unable to perform duties hereunder for a period of one hundred eighty (180) consecutive calendar days or one hundred eighty (180) work days within any 360 consecutive calendar days, by reason of disability as a result of illness, accident or other physical or mental incapacity or disability, the Company may, in its discretion, by giving written notice to the Employee, terminate the Employee's employment hereunder as long as the Employee is still disabled on the effective date of such termination. (f) Mutual Agreement. This Agreement may be terminated at any time by mutual agreement of the Employee and the Company.

6. Compensation in the Event of Termination. In the event that the Employee's employment pursuant to this Agreement terminates prior to the end of the term of this Agreement for a reason provided in Section 5 hereof, the Company shall pay the Employee compensation as set forth below:

      (a) By Employee for Good Reason; By Company Without Cause. In the event that the Employee's employment hereunder is terminated by the Employee for good reason pursuant to Section 5(c) hereof; or by the Company without cause pursuant to Section 5(a) hereof, then:

            (i) if terminated prior to September 12, 2004, the Company shall continue to pay to the Employee his annual base salary and all other compensation and benefits provided for in Section 3 hereof (except those benefits which the Company may not properly provide, pursuant to applicable Company benefit plan, policy or law) for a period of three months in the same manner as before termination in exchange for reasonable transition duties that shall decrease regularly during such three month period; and

            (ii) if terminated after September 12, 2004, the Company shall pay the Employee that amount of severance provided to executive officers under the Company's severance policy in effect at the time of termination.

            (iii) Notwithstanding the terms of any stock option agreement to which the Employee is a party to the contrary, (A) the Employee shall continue to vest in stock options for the period equal to pay periods correlative to the payments provided in subsection 5(i) or 5(ii) above, as applicable, as if he remained an employee of the Company, and (B) the Employee may exercise any vested options at any time prior to the ninety first (91st) day after termination. Notwithstanding the foregoing, if the Employee is so terminated prior to September 12, 2004, the Company shall immediately accelerate the vesting of all of the Employee's unvested stock options and the Employee may exercise all of stock options at any time prior to the two hundred forty first (241st) day after termination;

            (iv) all other compensation and benefits provided for in Section 3 of this Agreement shall cease upon final payment of all severance or its equivalent due the Employee hereunder; and


            (v) the payments, rights and entitlements described in Sections 6(a)(i) hereof, if any, shall only be made if the Employee shall first have executed and delivered to the Company its standard release with respect to his employment hereunder and the termination of such employment.

      (b) By Company Upon Termination of Agreement Due to Employee's Death or Disability. In the event of the Employee's death or if the Company shall terminate the Employee's employment hereunder for disability pursuant to Section 5(e) hereof then:

            (i) the Company shall continue to pay the base salary payable hereunder at the then current rate for one (1) year after the termination of employment to the Employee or his personal representative, as applicable;

            (ii) in the event of a termination pursuant to Section 5(e) hereof, if eligible, Employee shall be entitled to benefits under any salaried long-term disability plan of the Company covering the Employee then in effect; and

            (iii) all other compensation and benefits provided for in Section 3 of this Agreement shall cease upon such termination.

      (c) By Company For Cause or By Employee Without Good Reason. In the event that:

            (i) the Company shall terminate the Employee's employment hereunder for cause pursuant to Section 5(b) hereof; or (ii) the Employee shall terminate employment hereunder without "good reason" as defined in Section 5(c) hereof, then the Employee's rights hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive the Base Salary and all other compensation or benefits provided for in this Agreement, except that the Company shall pay the Employee salary and other Compensation which may have been earned and is due and payable but which has not been paid as of the date of termination.

7. Effect of Termination. In the event of expiration or early termination of this Agreement as provided herein, neither the Company nor the Employee shall have any remaining duties or obligations hereunder except that:

      (d) The Company shall:

            (i) pay the Employee's accrued salary and any other accrued benefits under Section 3 hereof;

            (ii) reimburse the Employee for expenses already incurred in accordance with Section 3(e) hereof;

            (iii) to the extent required by law, pay or otherwise provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any benefit plan of which the Employee or any of his dependents is or was a participant;

            (iv) pay the Employee or his beneficiaries any compensation due pursuant to Section 6 hereof;

            (v) if applicable, abide by the terms of Section 6(a)(i) hereof; and

(e) The Employee shall remain bound by the terms of Section 8 hereof and Exhibit A attached hereto, and, if applicable, the terms of Section 6(a)(i) hereof.

8. Restrictive Covenant. (a) The Employee acknowledges and agrees that he has access to secret and confidential information of the Company and its subsidiaries and that the following restrictive covenant is necessary to protect the interests and continued success of the Company. Except as otherwise expressly consented to in writing by the Company, until the termination of the Employee's employment (for any reason and whether such employment was under this Agreement or otherwise) and thereafter for twelve (12) months (the "Restricted Period"), the Employee shall not, directly or indirectly, acting as an employee, owner, shareholder, partner, joint venturer, officer, director, agent, salesperson, consultant, advisor, investor or principal of any corporation or other business entity:

                  (i) request or otherwise attempt to induce or influence, directly or indirectly, any present customer or supplier, or prospective customer or supplier, of the Company, or other persons sharing a business relationship with the Company, to cancel, limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company; or

                  hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, any employee of the Company or any Affiliate, as such term is defined in the Securities Act of 1933, as amended, to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company.

                  If the Employee violates any of the restrictions  contained in
Section 8(a) above, the Restrictive Period shall be increased by the period of time from the commencement of any such violation until the time such violation shall be cured by the Employee to the satisfaction of the Company, and the Company may withhold any and all payments, except salary, otherwise due and owing to the Employee under this Agreement.

(b) In the event that the Restrictive Period set forth in Section 8(a) of this Agreement is deemed to be unreasonably restrictive in any court proceeding, the court may reduce such Restrictive Period to the extent that it deems reasonable under the circumstances.

(c) The Employee, as a condition of his continued employment, acknowledges and agrees that he has reviewed and signed and will continue to be bound by all of the provisions set forth in Exhibit A attached hereto, which is incorporated herein by reference and made a part hereof as though fully set forth herein, during the term of this Agreement, and any time hereafter.

(d) The Employee acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Section 8 by Employee the Company may suffer irreparable harm and therefore, the Company shall be entitled, to the extent permissible by law, immediately to cease to pay or provide the Employee any compensation being, or to be, paid or provided to him pursuant to Sections 3 or 6 of this Agreement, and also to obtain immediate injunctive relief restraining the Employee from conduct in breach or threatened breach of the covenants contained in this Section 8. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

9. Directors and Officers Liability Insurance. During the term of this Agreement, the Company shall maintain standard directors and officers liability insurance in a face amount of no less than $10,000,000.

10. No Conflicts. The Employee has represented and hereby represents to the Company that the execution, delivery and performance by the Employee of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Employee is a party or of which the Employee is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to save the Company harmless from any liability, cost or expense, including attorney's fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist.

11. Waiver. The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party hereto.

12. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly assume its obligations hereunder. This

Agreement shall inure to the benefit of and be enforceable by the Employee or his legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee may not assign any of his duties, responsibilities, obligations or positions hereunder to any person and any such purported assignment by him shall be void and of no force and effect.

13. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested--in the case of the Employee, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business as set forth below, in care of the Board of Directors--or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

14. Construction of Agreement.

      (a) Governing Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its principles regarding conflicts of law.

      (b) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (c) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

15. Entire Agreement. This Agreement and Exhibit A hereto and certain portions of the Retention Agreement until September 12, 2004 contain the entire agreement of the parties concerning the Employee's employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Employee has set his hand, all as of the day and year first above written. ATTEST: GoAmerica, Inc.

/s/ Wayne D. Smith                             By: /s/ Daniel R. Luis
-----------------------------                      -------------------------------
Wayne D. Smith                                      Daniel R. Luis
Vice President, General Counsel and Secretary       Chief Executive Officer

                                               Address: 433 Hackensack Avenue
                                                        Hackensack, New Jersey  07601

WITNESS:                                       EMPLOYEE

/s/ Rocco Cundari                              /s/  Donald G. Barnhart
------------------------------------           ------------------------------------
                                               Donald G. Barnhart

                                               Address: 433 Hackensack Avenue
                                                        Hackensack, New Jersey  07601